Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Immune Pharmaceuticals, Inc. on Form S-8 to be filed on or about December 23, 2015 of our report dated April 15, 2015, on our audits of the consolidated financial statements as of December 31, 2014 and 2013 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 15, 2015.

/s/ EisnerAmper LLP

Iselin, New Jersey

December 23, 2015